UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37666	47-4668380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

PNK ENTERTAINMENT, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Transaction Agreements

On April 28, 2016 (the “Closing Date”), Pinnacle Entertainment, Inc. (“Former Pinnacle”) completed its previously announced transaction with Gaming and Leisure Properties, Inc. (“GLPI”), pursuant to the Agreement and Plan of Merger, dated as of July 20, 2015, as amended, by and among Former Pinnacle, GLPI and Gold Merger Sub, LLC, a wholly owned subsidiary of GLPI (“Gold Merger Sub”).

In addition, on the Closing Date, Former Pinnacle completed the distribution (the “Distribution”) of all of its shares of common stock of PNK Entertainment, Inc. (the “Company”), a wholly owned subsidiary of Former Pinnacle, to Former Pinnacle stockholders of record as of April 18, 2016 (the “Record Date”). The Distribution was immediately followed by the merger (the “Merger”) of Former Pinnacle with and into Gold Merger Sub, with Gold Merger Sub surviving the Merger as a wholly owned subsidiary of GLPI. Immediately following the effectiveness of the Merger, the Company changed its corporate name from “PNK Entertainment, Inc.” to “Pinnacle Entertainment, Inc.”

Following the Distribution and Merger, the Company will hold all of Former Pinnacle’s operating assets and liabilities and the real property of Belterra Park Gaming & Entertainment Center and excess land at certain locations. In connection with the Distribution and Merger, the Company, Former Pinnacle and, in the case of the Separation and Distribution Agreement (as defined below), GLPI, entered into several agreements that will govern the relationship of the Company, GLPI and Gold Merger Sub (as successor by merger to Former Pinnacle) following the Distribution and Merger, including the following:

•	Separation and Distribution Agreement, dated as of April 28, 2016, by and among the Company, Former Pinnacle, and, solely with respect to Article VIII, GLPI (the “Separation and Distribution Agreement”);

•	Master Lease Agreement, dated as of April 28, 2016, by and between Former Pinnacle and Pinnacle MLS, LLC, a wholly-owned subsidiary of the Company (the “Master Lease”); and

•	Employee Matters Agreement, dated as of April 28, 2016, by and between the Company and Former Pinnacle (the “Employee Matters Agreement”).

A summary of the material terms of these agreements can be found in the section titled “Certain Relationships and Related Party Transactions” filed as Exhibit 99.1 to Amendment No. 6 to the Company’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on April 11, 2016, which is incorporated herein by reference. The summary does not purport to be complete and is qualified in its entirety by reference to the Separation and Distribution Agreement, the Master Lease and the Employee Matters Agreement, which are filed herewith as Exhibits 2.1, 2.2 and 2.3, respectively, and each of which is incorporated herein by reference.

In connection with the transactions described above, on the Closing Date, the Company completed its previously announced debt financings, consisting of (i) $375.0 million aggregate principal amount of its 5.625% senior notes due 2024 (the “New Notes”) and (ii) the Credit Agreement with various lenders and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Credit Agreement”), comprised of (x) a $185 million term loan A facility with a maturity of five years (the “Term Loan A Facility”), (y) a $300 million term loan B facility with a maturity of seven years (the “Term Loan B Facility”) and (z) a $400 million revolving credit facility with a maturity of five years (the “Revolving Credit Facility” and together with the Term Loan A Facility, the “Pro Rata Facilities,” and the Pro Rata Facilities together with the Term Loan B Facility, the “Credit Facilities”).

Credit Agreement

The information set forth under the caption “Credit Agreement” of Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Indenture for the New Notes

The information set forth under the caption “Indenture for the Notes” of Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

Registration Rights Agreement

The information set forth under the caption “Registration Rights Agreement” of Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

Compensation and Benefits Arrangements

As previously announced, in connection with the transaction, the Company adopted and/or assumed various compensation and benefits plans and agreements. A summary of the material terms of these plans and agreements can be found in the section titled “Management—Executive Compensation” filed as Exhibit 99.1 to Amendment No. 6 to the Company’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on April 11, 2016, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On the Closing Date, Former Pinnacle completed the Distribution. Holders of common stock of Former Pinnacle received one share of common stock of the Company for each share of common stock of Former Pinnacle owned as of the Record Date. As a result of the Distribution, the Company separated from Former Pinnacle into an independent public company and the common stock of the Company will begin regular-way trading on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “PNK” on April 29, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

On the Closing Date, the Company entered into the Credit Agreement. The Credit Agreement is comprised of (i) the Term Loan A Facility with a maturity of five years, (ii) the Term Loan B Facility with a maturity of seven years and (iii) the Revolving Credit Facility with a maturity of five years. The proceeds of the Credit Facilities, together with the proceeds of the New Notes were used on the Closing Date (i) to repay indebtedness outstanding under Former Pinnacle’s existing credit agreement and (ii) to pay fees and expenses related to the issuance of the Credit Facilities and the New Notes. Proceeds from loans under the Revolving Credit Facility will be used for working capital, to fund permitted dividends, distributions and acquisitions, for general corporate purposes and for any other purpose not prohibited by the Credit Agreement.

Loans under the Pro Rata Facilities will initially bear interest at a rate per annum equal to, at the Company’s option, LIBOR plus 2.00% or the Base Rate plus 1.00% and, after delivery by the Company of financial statements for the first full fiscal quarter after the Closing Date, such loans will bear interest at a rate per annum equal to, at the Company’s option, LIBOR plus an applicable margin from 1.50% to 2.50% or the Base Rate plus an applicable margin from 0.50% to 1.50%, in each case, depending on the consolidated total net leverage ratio of the Company as of the most recent fiscal quarter. Loans under the Term Loan B Facility will bear interest at a rate per annum equal to, at the Company’s option, LIBOR plus 3.00% or the Base Rate plus 2.00%, with a LIBOR floor of 0.75%. In addition, the Company will pay a commitment fee on the unused portion of the commitments under the Revolving Credit Facility at a rate that will range from 0.30% to 0.50% per annum, depending on the consolidated total net leverage ratio of the Company as of the most recent fiscal quarter.

The outstanding principal amount of the Term Loan A Facility will amortize in equal quarterly amounts equal to (i) 5% per annum of the outstanding principal amount of the Term Loan A Facility on the Closing Date, in the first two years following the Closing Date, (ii) 7.5% per annum of the outstanding principal amount of the Term Loan A Facility on the Closing Date, in the third year following the Closing Date and (iii) 10% per annum of the outstanding principal amount of the Term Loan A Facility on the Closing Date, in the fourth and fifth year following the Closing Date, with the remaining principal amount payable on the date that is five years from the date of the closing of the Credit Facilities. The outstanding principal amount of the Term Loan B Facility will amortize in an amount equal to 0.25% of the original principal amount of the Term Loan B Facility, payable in equal quarterly installments, with the remaining principal amount payable on the seven year anniversary of the Closing Date. The Revolving Credit Facility is not subject to amortization and is due and payable on the five year anniversary of the Closing Date.

Loans under the Credit Facilities may be prepaid at par and commitments under the Revolving Credit Facility may be reduced at any time, in whole or in part, without premium or penalty (except for LIBOR breakage costs); provided that certain repricing transactions relating to the Term Loan B Facility will be subject to a 1.00% prepayment premium for a period of twelve months after the Closing Date. Loans under the Credit Facilities will be subject to mandatory prepayment with (i) a percentage of the Company’s excess cash flow depending on the consolidated total net leverage ratio of the Company, (ii) net cash proceeds from asset sales and casualty and condemnation events (subject to customary reinvestment rights and other customary exceptions) and (iii) net cash proceeds from the issuance or incurrence of indebtedness after the Closing Date (subject to customary exceptions).

All obligations under the Credit Facilities are unconditionally guaranteed by each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries, subject to certain customary exceptions. All obligations of the Company under the Credit Facilities and the guarantees of those obligations are secured by a first priority security interest in substantially all of the assets of the Company and the guarantors of the Credit Facilities, subject to certain exceptions. The property pledged by the Company and such guarantors includes a first priority pledge of the leasehold interests of Pinnacle MLS, LLC in the Master Lease; a first priority pledge of all of the equity interests owned by the Company and such guarantors in the direct wholly-owned domestic subsidiaries of the Company and such guarantors; and a first priority pledge of the equity interests owned by the Company and such guarantors in first tier foreign subsidiaries (not to exceed 65% of the voting equity interests and 100% of the non-voting equity interests of each of the first tier foreign subsidiaries of the Company and such guarantors).

The Credit Agreement contains, among other things, certain affirmative and negative covenants and, solely for the benefit of the lenders under the Pro Rata Facilities, financial covenants, including a maximum permitted consolidated total net leverage ratio, a maximum permitted consolidated senior secured net leverage ratio and a required minimum interest coverage ratio. The Credit Agreement also contains certain customary events of default, including the occurrence of a change of control, revocation of material licenses by gaming authorities (subject to a cure period), termination of the Master Lease and cross-default to certain events of default under the Master Lease. In the case of a continuing event of default, the lenders may, among other remedies, accelerate the payment of all obligations due from the Company to the lenders, charge the default rate of interest on all then outstanding or thereafter incurred obligations, and terminate the lenders’ commitments to make any further loans or issue any further letters of credit. In the event of certain events of default, the commitments of the lenders will be automatically terminated and all outstanding obligations of the Company will automatically become due. In addition, the lenders may take possession of, and enforce the Company’s rights with respect to, the Company’s collateral, including selling the collateral.

The terms of the Credit Agreement were established in an arms-length negotiation in which JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, Fifth Third Bank, U.S. Bank National Association, Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC acted as joint lead arrangers and joint bookrunning managers.

The foregoing description of the Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 2.4 and is incorporated herein by reference.

Indenture for the New Notes

The Company issued the New Notes, at a price of par, pursuant to an Indenture, dated as of April 28, 2016 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The New Notes will mature on May 1, 2024 and bear interest at the rate of 5.625% per annum. Interest on the New Notes is payable semi-annually on each May 1 and November 1, commencing November 1, 2016, to holders of record on the immediately preceding April 15 and October 15.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes have been offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

The Company may redeem New Notes at any time, and from time to time, on or after May 1, 2019, at the declining redemption premiums set forth in the Indenture, together with accrued and unpaid interest to, but not including, the redemption date. Prior to May 1, 2019, the Company may redeem New Notes at any time, and from time to time, at a redemption price equal to 100% of the principal amount of the New Notes redeemed plus a “make-whole” redemption premium described in the Indenture, together with accrued and unpaid interest to, but not including, the redemption date. In addition, at any time prior to May 1, 2019, the Company may redeem New Notes with an amount of cash equal to the net proceeds of one or more equity offerings, within a specified period of time after the closing of any such equity offering, at a redemption price equal to 105.625% of the principal amount of the New Notes redeemed, together with accrued and unpaid interest to, but not including, the redemption date, so long as at least 65% of the aggregate principal amount of New Notes originally issued under the Indenture remains outstanding. If the Company experiences a change of control accompanied by a decline in the credit rating of the New Notes, the Company will be required to offer to purchase New Notes from holders at a price equal to 101% of the principal amount of the New Notes, together with accrued and unpaid interest to the repurchase date. If the Company engages in any asset sales, subject to certain exceptions, the Company generally must use the proceeds for specified purposes within a specified period of time or use the excess net proceeds from such asset sales to offer to purchase New Notes from holders at a price equal to 100% of the principal amount of the New Notes, together with accrued and unpaid interest to, but not including, the repurchase date. The New Notes also are subject to mandatory redemption requirements imposed by gaming laws and regulations.

The New Notes are the Company’s senior unsecured obligations and rank pari passu in right of payment with all of the Company’s senior indebtedness, and senior in right of payment to all of the Company’s subordinated indebtedness, without giving effect to collateral arrangements. The New Notes are effectively subordinated to the Company’s secured indebtedness, including the Credit Facilities, to the extent of the value of the assets securing such indebtedness. The New Notes will not be guaranteed by any of the Company’s subsidiaries, except in the event that the Company in the future incurs certain subsidiary-guaranteed unsecured indebtedness, and, therefore, the New Notes will be structurally subordinated to all liabilities of the Company’s subsidiaries, including their guarantees of the Company’s Credit Facilities.

The Indenture contains covenants limiting the Company’s and its restricted subsidiaries’ ability to: pay dividends or distributions or repurchase equity; incur additional debt or issue disqualified stock and, in the case of subsidiaries, preferred stock; make investments; create liens on assets to secure certain debt; enter into transactions with affiliates; merge or consolidate with another company; transfer and sell assets; create dividend and other payment restrictions affecting subsidiaries; designate subsidiaries as unrestricted subsidiaries; and make certain amendments to the Master Lease. These covenants are subject to a number of important and significant limitations, qualifications and exceptions. In addition, most of these covenants will be suspended during any period the New Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services.

Events of default under the Indenture include, among others, the following: default for 30 days in the payment when due of interest on the New Notes; default in payment when due of the principal of, or premium, if any, on the New Notes; failure to comply with covenants in the Indenture for 60 days after the receipt of notice from the trustee or holders of 25% in aggregate principal amount of the New Notes (unless such failure to comply has been waived); acceleration or payment default of debt in excess of a specified amount; unpaid judgments in excess of a specified amount; certain events of bankruptcy or insolvency; and the Master Lease terminating or ceasing to be effective in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, all New Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs, the trustee or holders of 25% in aggregate principal amount of the New Notes may declare all the New Notes due and payable immediately.

The foregoing description of the Indenture is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Indenture and the form of note attached thereto as Exhibit A, which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Registration Rights Agreement

In connection with the sale of the New Notes, the Company entered into a registration rights agreement, dated as of April 28, 2016, with the representatives of the initial purchasers party thereto (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement with respect to an offer to exchange the New Notes for a new issue of substantially identical notes (except that the new exchange notes will not contain terms with respect to additional interest or transfer restrictions) registered under the Securities Act no later than July 31, 2017, use commercially reasonable efforts to have the registration statement declared effective on or prior to the 90th day after such filing deadline and issue on or prior to 30 days or longer, if required by federal securities laws, after such registration statement is declared effective, such exchange notes. The Company may be required to provide a shelf registration statement to cover resales of the New Notes under certain circumstances. If the Company fails to satisfy these obligations, it may be required to pay holders of the New Notes additional interest at a rate of 0.25% per annum of the principal amount thereof. The amount of additional interest will increase by an additional 0.25% per annum of the principal amount thereof with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest of 0.5% per annum of the principal amount thereof.

The foregoing description of the Registration Rights Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s 2016 Equity and Performance Incentive Plan (the “2016 Plan”), the Company’s Executive Deferred Compensation Plan (the “Executive Plan”), and the Company’s Directors Deferred Compensation Plan (the “Directors Plan” and with the 2016 Plan and the Executive Plan, the “Company Plans”), which were previously approved by the Company’s Board of Directors, and, in the case of the 2016 Plan, Former Pinnacle as the sole stockholder at that time, became effective on the Closing Date. A brief description of the material terms of the Company Plans can be found in Item 5.02 on the Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 20, 2016, which is incorporated herein by reference. The description is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Company Plans, which are included as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

On the Closing Date, the Company’s Board of Directors adopted the Form of Restricted Stock Award Grant Notice and Agreement for the Company’s 2016 Equity and Performance Incentive Plan, which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately following the effectiveness of the Merger, the Company filed a Certificate of Amendment (“Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to change its corporate name from “PNK Entertainment, Inc.” to “Pinnacle Entertainment, Inc.”

The foregoing description of the Certificate of Amendment set forth under this Item 5.03 is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

In addition, the Company changed the name of its Amended and Restated Bylaws to reflect the corporate name change from “PNK Entertainment, Inc.” to “Pinnacle Entertainment, Inc.” A copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1†	Separation and Distribution Agreement, dated as of April 28, 2016, by and among PNK Entertainment, Inc. and Pinnacle Entertainment, Inc., and, solely with respect to Article VIII, Gaming and Leisure Properties, Inc.

2.2†	Master Lease, dated as of April 28, 2016, by and between Pinnacle Entertainment, Inc. and Pinnacle MLS, LLC

2.3	Employee Matters Agreement, dated April 28, 2016, by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc.

2.4	Credit Agreement, dated as of April 28, 2016, among PNK Entertainment, Inc., the subsidiaries of PNK Entertainment, Inc., the lender parties thereto and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Pinnacle Entertainment, Inc.

3.2	Amended and Restated Bylaws of Pinnacle Entertainment, Inc.

4.1	Indenture dated as of April 28, 2016, governing the 5.625% Senior Notes due 2024, by and between PNK Entertainment, Inc. and Deutsche Bank Trust Company Americas, as Trustee

4.2	Form of 5.625% Senior Note due 2024 (included as Exhibit A to Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of April 28, 2016, among PNK Entertainment, Inc. and the representatives of the initial purchasers party thereto

10.1††	Pinnacle Entertainment, Inc. 2016 Equity and Performance Incentive Plan

10.2††	Pinnacle Entertainment, Inc. Executive Deferred Compensation Plan

10.3††	Pinnacle Entertainment, Inc. Directors Deferred Compensation Plan

10.4††	Form of Restricted Stock Award Grant Notice and Agreement for the Pinnacle Entertainment, Inc. 2016 Equity and Performance Incentive Plan

†	Exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.
††	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinnacle Entertainment, Inc.

By:	/s/ Carlos A. Ruisanchez
Name: Carlos A. Ruisanchez
Title: President and Chief Financial Officer

Date: April 28, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1†	Separation and Distribution Agreement, dated as of April 28, 2016, by and among PNK Entertainment, Inc. and Pinnacle Entertainment, Inc., and, solely with respect to Article VIII, Gaming and Leisure Properties, Inc.

2.2†	Master Lease, dated as of April 28, 2016, by and between Pinnacle Entertainment, Inc. and Pinnacle MLS, LLC

2.3	Employee Matters Agreement, dated April 28, 2016, by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc.

2.4	Credit Agreement, dated as of April 28, 2016, among PNK Entertainment, Inc., the subsidiaries of PNK Entertainment, Inc., the lender parties thereto and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Pinnacle Entertainment, Inc.

3.2	Amended and Restated Bylaws of Pinnacle Entertainment, Inc.

4.1	Indenture dated as of April 28, 2016, governing the 5.625% Senior Notes due 2024, by and between PNK Entertainment, Inc. and Deutsche Bank Trust Company Americas, as Trustee

4.2	Form of 5.625% Senior Note due 2024 (included as Exhibit A to Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of April 28, 2016, among PNK Entertainment, Inc. and the representatives of the initial purchasers party thereto

10.1††	Pinnacle Entertainment, Inc. 2016 Equity and Performance Incentive Plan

10.2††	Pinnacle Entertainment, Inc. Executive Deferred Compensation Plan

10.3††	Pinnacle Entertainment, Inc. Directors Deferred Compensation Plan

10.4††	Form of Restricted Stock Award Grant Notice and Agreement for the Pinnacle Entertainment, Inc. 2016 Equity and Performance Incentive Plan

†	Exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.
††	Management contract or compensatory plan or arrangement.